SECURITIES AND EXCHANGE COMMISSION
	                      Washington, D.C.  20549



                                 	FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
	                 Securities and Exchange Act of 1934



Date of Report:  March 31, 2004                             1-7829
(Date of earliest event reported)                    (Commission File Number)

                           BOWL AMERICA INCORPORATED
             (Exact name of Registrant as specified in its charter)

        Maryland                                         54-0646173
(State or other jurisdiction             (IRS Employer Identification Number)
      of incorporation)


                   6446 Edsall Road , Alexandria, VA  22312
              (Address of principal executive offices)(zip code)


       Registrant's telephone number, including area code:(703) 941-6300






Item 4. Changes in Registrant's Certifying Accountant.

     By letter dated March 31, 2004, the Audit Committee of the Board of Directors of Bowl America Incorporated (the "Company") informed the firm of Deloitte & Touche LLP ("Deloitte") that it would no longer serve as the Company's independent accounting firm effective May 12, 2004.

    During the fiscal years ended June 30, 2002 and June 29, 2003, there were no disagreements between the Company and Deloitte on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have been referred to in their reports. Deloitte's reports on the Company's financial statements for the years ended June 30, 2002 and June 29, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.


    Attached as an exhibit to this Form 8-K is a letter from Deloitte indicating their agreement with the statements made by the Company in this Form 8-K.

    On March 31, 2004, the Audit Committee of the Board of Directors of the Company engaged the independent accounting firm of Aronson & Company ("Aronson") to serve as its new independent accounting firm effective May 12, 2004.

    During the fiscal years ended June 30, 2002 and June 29, 2003 and the subsequent interim period, the Company did not consult with of Aronson regarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Form 8-K) or a reportable event (as defined in Item 304(a)(1)(v) of Form 8-K).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

	   Exhibits:

    The following exhibit is filed herewith:

    Exhibit Number     Document
    16(a)              Letter dated April 2, 2004, from Deloitte & Touche LLP
                       to the Securities and Exchange Commission





SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


						BOWL AMERICA INCORPORATED
						(Registrant)



Dated:  April 5, 2004				By: Leslie H. Goldberg
	                                        Leslie H. Goldberg
	                                        President